Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121961 of our report dated February 22, 2005 relating to the financial statements of FreightCar America, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche LLP

Pittsburgh, Pennsylvania

February 22, 2005